    As filed with the Securities and Exchange Commission on February 25, 1997
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                             CHARMING SHOPPES, INC.
             (Exact name of registrant as specified in its charter)

       Pennsylvania                                     23-1721355
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                 450 Winks Lane
                          Bensalem, Pennsylvania 19020
                    (Address of principal executive offices)

                             CHARMING SHOPPES, INC.
                   NON-EMPLOYEE DIRECTORS COMPENSATION PROGRAM

                             CHARMING SHOPPES, INC.
  COMPENSATION PROGRAM FOR THE NON-EMPLOYEE CHAIRMAN OF THE BOARD OF DIRECTORS

                            (Full title of the plans)

                              COLIN D. STERN, ESQ.
                             Charming Shoppes, Inc.
                                 450 Winks Lane
                          Bensalem, Pennsylvania 19020
                     (Name and address of agent for service)

                                 (215) 245-9100
          (Telephone number, including area code, of agent for service)





                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                   Proposed maximum    Proposed maximum
Title of securities            Amount to be         offering price        aggregate                Amount of
to be registered                registered           per share (1)    offering price (1)       registration fee
----------------                ----------           -------------    ------------------       ----------------
Common Stock,                  550,000 shares            $4.50            $2,475,000                $750.00
without par value
---------------------------------------------------------------------------------------------------------------


(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the closing quotation of Common Stock on February 21, 1997 as reported on the Nasdaq National Market.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by Charming Shoppes, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

1.    Annual Report on Form 10-K, for the Fiscal Year Ended February 3, 1996;

2.    Quarterly Report on Form 10-Q, for the Quarter Ended May 4, 1996;

3.    Quarterly Report on Form 10-Q, for the Quarter Ended August 3, 1996; and

4.    Quarterly Report on Form 10-Q, for the Quarter Ended November 2, 1996.

               The description of the Company's Common Stock contained in the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on July 1, 1996 (File No. 333-4137).

               All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement, from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into the Registration Statement.

               Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

               The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the fiscal year ended February 3, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 4.  DESCRIPTION OF SECURITIES.

               The class of securities to be offered under this Registration Statement is registered under Section 12(g) of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 1741 of the Pennsylvania Business Corporation Law of 1988 provides the Company with the power to indemnify any officer or director acting in his capacity as a representative of the Company who was or is a party or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of the Company. Generally, the only limitation on the ability of the Company to indemnify its officers and directors is if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.

               The Company's Bylaws provide that the Company is required to indemnify its officers, directors and employees to the fullest extent permitted under Pennsylvania law as from time to time in effect. As a result, indemnification will be a contract right of directors, officers and employees of the Company, as opposed to a matter within the discretion of the Board, as will the payment of expenses by the Company in advance of a proceeding's final disposition.

               The Bylaws provide a clear and unconditional right to indemnification to the full extent permitted by law, for expenses (including attorneys' fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by any person whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company (a derivative action) by reason of the fact that such person is or was serving as a director, officer or employee of the Company or, at the request of the Company, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, even if the act or failure to act giving rise to the claim for indemnification entails the negligence or gross negligence of the indemnified party unless such act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness. The Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

               The Bylaws authorize the Company to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including, if the Board so determines, purchasing and maintaining insurance, entering into indemnification agreements, creating a reserve, trust, escrow or other fund or account, granting security interests, obtaining a letter of credit or using other means that may be available from time to time.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8.  EXHIBITS.

               The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.  Description
-----------  -----------
4.1          Charming Shoppes, Inc. Non-Employee Directors Compensation Program.

4.2          Charming Shoppes, Inc. Compensation Program for the Non-Employee Chairman of the Board
             of Directors.

5            Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

23.1         Consent of Ernst & Young LLP, independent accountants.

23.2         Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5).

24           Power of Attorney (set forth on the signature page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

                     The undersigned registrant hereby undertakes:

                     (a)   (1)   To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

                                 (i)  To include any prospectus required by
                     Section 10(a)(3) of the Securities Act of 1933.

                                 (ii) To reflect in the prospectus any facts or
                     events arising after the effective date of this Registration Statement (or the most recent post-effective amendment to the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                 (iii) To include any material information with
                     respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bensalem, Commonwealth of Pennsylvania, this 24th day of February, 1997.

                                         CHARMING SHOPPES, INC.


                                         By: /s/ Dorrit J. Bern
                                            ----------------------------------
                                            Dorrit J. Bern
                                            President, Chief Executive Officer
                                            and Chairperson of the Board

                     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Charming Shoppes, Inc. hereby constitutes and appoints Dorrit J. Bern, his or her true and lawful attorney-in-fact and agent, for and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 under the Securities Act of 1933, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

         Signature               Capacity                           Date
         ---------               --------                           ----
/s/ Dorrit J. Bern
----------------------------     President, Chief Executive          February 24, 1997
Dorrit J. Bern                   and Chairperson of the Board

/s/ Joseph L. Castle, II
----------------------------     Director                            February 24, 1997
Joseph L. Castle, II

/s/ Geoffrey W. Levy
----------------------------     Director                            February 24, 1997
Geoffrey W. Levy

/s/ Marjorie Margolies-Mezvinsky Director                            February 24, 1997
--------------------------------
Marjorie Margolies-Mezvinsky

/s/ Alan Rosskamm
----------------------------     Director                             February 24, 1997
Alan Rosskamm

/s/ Marvin L. Slomowitz
----------------------------     Director                             February 24, 1997
Marvin L. Slomowitz

/s/ Michael Solomon
----------------------------     Director                             February 24, 1997
Michael Solomon

/s/ Eric M. Specter
----------------------------     Executive Vice President -- Chief    February 24, 1997
Eric M. Specter                  Financial Officer

/s/ Jon A. Goldberg
------------------------         Vice President -- Corporate          February 24, 1997
Jon A. Goldberg                  Controller (Chief Accounting
                                 Officer)

                                  EXHIBIT INDEX

                                                                                       Sequential
Exhibit No.  Description                                                               Page Number
-----------  -----------                                                               -----------
4.1          Charming Shoppes, Inc. Non-Employee Directors Compensation Program.
4.2          Charming Shoppes, Inc. Compensation Program for the Non-Employee
             Chairman of the Board of Directors.
5            Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.
23.1         Consent of Ernst & Young LLP, independent accountants.
23.2         Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5).
24           Power of Attorney (set forth on the signature page of this Registration
             Statement).